CSFB04-AR05_PTs - Price/Yield - 1A1						3s

Balance	[$83,700,000]	Delay	24	Formula	See Below*	WAC(1)	4	WAM(1)	357
Coupon	4.1057	Dated	5/1/2004	NET(1)	4.1057	WALA(1)	3
Settle	5/28/2004	First Payment	6/25/2004

*PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 32, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.1450]% RUN TO EARLIEST OF BALLOON IN MONTH 32 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR – Call (Y)	20 CPR – Call (Y)	22 CPR – Call (Y)	25 CPR – Call (Y)	27 CPR – Call (Y)	30 CPR – Call (Y)	35 CPR – Call (Y)	40 CPR – Call (Y)	45 CPR – Call (Y)	50 CPR – Call (Y)

100-26+	3.5690	3.5279	3.5101	3.4818	3.4620	3.4305	3.3731	3.3086	3.2361	3.1533
100-27	3.5612	3.5195	3.5015	3.4728	3.4526	3.4207	3.3625	3.2971	3.2236	3.1396
100-27+	3.5535	3.5112	3.4929	3.4638	3.4433	3.4110	3.3520	3.2856	3.2111	3.1259
100-28	3.5457	3.5028	3.4842	3.4548	3.4340	3.4012	3.3414	3.2741	3.1985	3.1122
100-28+	3.5380	3.4945	3.4756	3.4458	3.4247	3.3915	3.3308	3.2626	3.1860	3.0985
100-29	3.5302	3.4861	3.4670	3.4367	3.4154	3.3817	3.3202	3.2511	3.1735	3.0848
100-29+	3.5225	3.4778	3.4584	3.4277	3.4061	3.3720	3.3097	3.2396	3.1610	3.0711
100-30	3.5147	3.4694	3.4498	3.4187	3.3968	3.3622	3.2991	3.2281	3.1485	3.0574
100-30+	3.5070	3.4611	3.4412	3.4097	3.3876	3.3525	3.2885	3.2166	3.1360	3.0437
100-31	3.4992	3.4527	3.4326	3.4007	3.3783	3.3427	3.2780	3.2052	3.1235	3.0301
100-31+	3.4915	3.4444	3.4240	3.3917	3.3690	3.3330	3.2674	3.1937	3.1110	3.0164
101-00	3.4837	3.4360	3.4154	3.3827	3.3597	3.3233	3.2569	3.1822	3.0985	3.0027
101-00+	3.4760	3.4277	3.4068	3.3737	3.3504	3.3135	3.2463	3.1707	3.0860	2.9890
101-01	3.4682	3.4194	3.3982	3.3647	3.3411	3.3038	3.2358	3.1593	3.0735	2.9754
101-01+	3.4605	3.4110	3.3897	3.3557	3.3319	3.2941	3.2252	3.1478	3.0610	2.9617
101-02	3.4527	3.4027	3.3811	3.3467	3.3226	3.2844	3.2147	3.1364	3.0485	2.9481
101-02+	3.4450	3.3944	3.3725	3.3377	3.3133	3.2746	3.2041	3.1249	3.0360	2.9344

WAL	2.12	1.97	1.91	1.82	1.76	1.67	1.54	1.41	1.29	1.18
Principal Window	Jun04 – Jan07	Jun04 – Jan07	Jun04 – Jan07	Jun04 – Jan07	Jun04 – Jan07	Jun04 – Jan07	Jun04 – Jan07	Jun04 – Jan07	Jun04 – Jan07	Jun04 – Jan07
Principal # Months	32	32	32	32	32	32	32	32	32	32

LIBOR_6MO	1.38	1.38	1.38	1.38	1.38	1.38	1.38	1.38	1.38	1.38
LIBOR_1YR	1.83	1.83	1.83	1.83	1.83	1.83	1.83	1.83	1.83	1.83
CMT_1YR	1.548	1.548	1.548	1.548	1.548	1.548	1.548	1.548	1.548	1.548

4-May-04

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Sale! Subject to 5.00% Vatieance